EXECUTION AMENDMENT TO FOREIGN CUSTODY MANAGER AGREEMENT AMENDMENT made as of February 9, 2023 (the “Effective Date”) by and between each entity listed on Annex I attached hereto (the “Fund”) and The Bank of New York Mellon (“BNY”). W I T N E S S E T H: WHEREAS, the Fund and BNY are parties to that certain Foreign Custody Manager Agreement dated as of December 7, 2022 (the “Agreement”), pursuant to which the Fund has appointed BNY to serve as Foreign Custody Manager of certain of its assets and perform for the portfolios identified on Annex I thereto (on the terms and conditions contained herein); WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein; NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows: 1. The Agreement is hereby amended as of the Effective Date by deleting Annex I of the Agreement in its entirety and replacing it with Annex I as attached hereto. 2. The Fund and BNY hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement. 3. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. 4. Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement. 7. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment. [Signature page follows]

- 2 - IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written. EACH OF THE FUNDS OR SERIES IDENTIFIED IN ANNEX I By: /s/ John Belanger Title: COO THE BANK OF NEW YORK MELLON By: /s/ Nicole Fouron Title: Managing Director

- 3 - ANNEX I Fund Name Tax Identification Global X Russell 2000 Covered Call & Growth ETF 88-3346587 Global X Financials Covered Call & Growth ETF 88-3383563 Global X Health Care Covered Call & Growth ETF 88-3414873 Global X Information Technology Covered Call & Growth ETF 88-3437004 Global X Emerging Markets Great Consumer ETF 80-6158620 Global X Emerging Markets ETF 80-6158618 Global X Nasdaq 100 ESG Covered Call ETF 92-1542873 Global X S&P 500 ESG Covered Call ETF 92-1531080 Global X PropTech ETF 92-1570606 Global X Carbon Credits Strategy ETF 92-1649602

- 4 - Argentina Australia Austria Bahrain Bangladesh Belgium Bermuda Botswana Brazil Bulgaria Canada Cayman Islands Chile China Colombia Costa Rica Croatia Cyprus Czech Republic Denmark Egypt Estonia Eswatini Finland France Germany Ghana Greece Hong Kong Hungary Iceland SCHEDULE I Specified Countries Malta Mauritius Mexico Morocco Namibia Netherlands New Zealand Nigeria Norway Oman Pakistan Panama Peru Philippines Poland Portugal Qatar Romania Russia Saudi Arabia Serbia Singapore Slovakia Slovenia South Africa South Korea Spain Sri Lanka Sweden Switzerland Taiwan

- 5 - India Indonesia Ireland Israel Italy Japan Jordan Kazakhstan Kenya Kuwait Latvia Lithuania Luxembourg Malawi Malaysia Tanzania Thailand Tunisia Turkey United Arab Emirates Uganda Ukraine United Kingdom Uruguay Vietnam WAEMU Zambia Zimbabwe